UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2024, NovaBay Pharmaceuticals, Inc. (the “Company” or “NovaBay”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co., Inc., as the sole underwriter (the “Underwriter”), relating to the issuance and sale in a public offering (the “Offering”) of: (i) 1,158,566 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and 2,041,814 pre-funded warrants, in lieu of shares of Common Stock (the “Pre-Funded Warrants”), (ii) 3,200,380 Series F-1 warrants to purchase up to 3,200,380 shares of Common Stock (the “Series F-1 Warrants”), (iii) 3,200,380 Series F-2 warrants to purchase up to 3,200,380 shares of Common Stock (the “Series F-2 Warrants”) and (iv) 3,200,380 Series F-3 warrants to purchase up to 3,200,380 shares of Common Stock (the “Series F-3 Warrants”, and together with the Pre-Funded Warrants, Series F-1 Warrants and Series F-2 Warrants, the “Warrants”).

In addition, the Company has granted the Underwriter a 45-day option to purchase up to 477,272 additional shares of Common Stock and/or 477,272 Series F-1 Warrants to purchase up to 477,272 shares of Common Stock, 477,272 Series F-2 Warrants to purchase up to 477,272 shares of Common Stock and 477,272 Series F-3 Warrants to purchase up to 477,272 shares of Common Stock, or any combination thereof, as determined by the Underwriter, at the public offering price, less underwriting discounts and commissions, in each case solely to cover over-allotments, if any.

The Underwriter partially exercised this option on July 26, 2024, for (i) 336,832 shares of Common Stock, (ii) 336,832 shares of Series F-1 Warrants to purchase up to 336,832 shares of Common Stock, (iii) 336,832 shares of Series F-2 Warrants to purchase up to 336,832 shares of Common Stock and (iv) 336,832 shares of Series F-3 Warrants to purchase up to 336,832 shares of Common Stock.

Each share of Common Stock (and each Pre-Funded Warrant in lieu thereof) is being sold together with one Series F-1 Warrant to purchase one share of Common Stock, one Series F-2 Warrant to purchase one share of Common Stock and one Series F-3 Warrant to purchase one share of Common Stock. The combined public offering price for each share of Common Stock together with a Series F-1 Warrant to purchase one share of Common Stock, a Series F-2 Warrant to purchase one share of Common Stock and a Series F-3 Warrant to purchase one share of Common Stock, is $1.10. The combined public offering price for each pre-funded warrant together with a Series F-1 Warrant to purchase one share of Common Stock, a Series F-2 Warrant to purchase one share of Common Stock and a Series F-3 Warrant to purchase one share of Common Stock, is $1.09.

The Series F-1 Warrants have an exercise price of $1.10 per share, are exercisable immediately upon issuance, and will expire on the five-year anniversary of the date of issuance. The Series F-2 Warrants have an exercise price of $1.10 per share, are exercisable immediately upon issuance, and will expire on the six-month anniversary of the date of issuance. The Series F-3 Warrants have an exercise price of $1.10 per share, are exercisable immediately upon issuance, and will expire on the one-year anniversary of the date of issuance. The Pre-Funded Warrants are immediately exercisable at a nominal exercise price of $0.01 per share and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The Series F-1 Warrants, the Series F-2 Warrants and the Series F-3 Warrants each include a one-time reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the five-day volume weighted average prices for the five (5) trading days immediately preceding the date that is sixty calendar days after issuance of the Series F-1 Warrants, the Series F-2 Warrants and the Series F-3 Warrants, as applicable. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, a holder may not exercise any portion of its Warrants to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the Company’s outstanding Common Stock after exercise.

There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any securities exchange or nationally recognized trading system. In connection with the Offering, the Company and Equiniti Trust Company, LLC (“Equiniti”) entered into a Warrant Agency Agreement (“Warrant Agency Agreement”) pursuant to which Equiniti agreed to act as warrant agent with respect to the Warrants.

The gross proceeds from the Offering, including the proceeds received from Underwriter’s partial exercise of the over-allotment option described above, before deducting underwriting discounts and commissions and other estimated Offering expenses payable by the Company and excluding any net proceeds from the exercise of the Warrants, will be approximately $3.87 million. The Company intends to use the net proceeds from the Offering to redeem the outstanding principal amount of the Company’s outstanding Original Discount Senior Secured Convertible Debentures due November 1, 2024, and for working capital and general corporate purposes.

The Offering closed on July 29, 2024. Following the closing of the Offering, the Company will have 2,843,879 shares of Common Stock outstanding, including the partial exercise of the Underwriter’s over-allotment option. The Company has also received notices of exercise for 1,122,725 Pre-Funded Warrants into 1,122,725 shares of Common Stock, and following such exercises, the Company will have 3,966,604 shares of Common Stock outstanding.

All securities issued in the Offering (including the shares of Common Stock issuable from time to time upon exercise of the Warrants) were offered pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-280423), which was declared effective on July 25, 2024, including a prospectus contained therein.

In connection with the Offering, the Company entered into the Underwriting Agreement, which contains customary representations, warranties, covenants and closing conditions and customary indemnification rights and obligations of the parties. Pursuant to the Underwriting Agreement, the Company also agreed to be subject to a lock-up period of 90 days following the closing of the Offering in respect of certain equity issuances, subject to certain exceptions set forth in the Underwriting Agreement, and a lock-up period of 180 days following the closing of the Offering with respect to entering or effecting or entering into any agreement to effect the issuance of Common Stock or Common Stock Equivalents (as defined in the Underwriting Agreement) involving a Variable Rate Transaction (as defined in the Underwriting Agreement); provided, however, that the Company may, at its sole discretion, after 90 days following the closing of the Offering, enter into and/or issue shares of Common Stock in an “at-the-market” offering with the Underwriter as sales agent. In addition, pursuant to the terms of the Underwriting Agreement, the officers and directors of the Company have entered into agreements providing that each such person may not, without the prior written consent of the Underwriter, subject to certain exceptions, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock for a period of 90 days following the closing of the Offering.

The Underwriting Agreement, form of Series F-1 Warrant, form of Series F-2 Warrant, form of Series F-3 Warrant, form of Pre-Funded Warrant, and the Warrant Agency Agreement are filed herewith or incorporated by reference herein, as applicable, as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4 and 10.1 hereto, respectively, and are incorporated by reference into this Current Report on Form 8-K. The foregoing description of the terms of the Underwriting Agreement, the Warrants, and the Warrant Agency Agreement are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events.

On July 26, 2024, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. On July 29, 2024, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement, dated July 26, 2024, by and between NovaBay Pharmaceuticals, Inc. and Ladenburg Thalmann & Co., Inc.

4.1	Form of Series F-1 Warrant

4.2	Form of Series F-2 Warrant

4.3	Form of Series F-3 Warrant

4.4	Form of Pre-Funded Warrant

10.1	Warrant Agency Agreement, dated July 29, 2024, by and between NovaBay Pharmaceuticals, Inc. and Equinti Trust Company, LLC

99.1	Press Release, dated July 26, 2024

99.2	Press Release, dated July 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: July 29, 2024